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As filed with the Securities and Exchange Commission on December 11, 2014

File No. 001-36523

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

URBAN EDGE PROPERTIES†
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	47-6311266 (I.R.S. employer Identification number)
888 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)
(212) 894-7000 (Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

†
The registrant was formerly named Vornado SpinCo. As of October 9, 2014, the registrant changed its name to Urban Edge Properties.

 URBAN EDGE PROPERTIES

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "The Separation" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary Historical Combined Financial Data," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Index to Financial Statements" and the statements referenced therein. Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Our Portfolio." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Compensation Discussion and Analysis." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation," and "Description of Shares of Beneficial Interest." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Shares of Beneficial Interest—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation," "Description of Shares of Beneficial Interest," and "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Limitation of Liability and Indemnification of Trustees and Officers." This section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among Vornado Realty Trust, Vornado Realty L.P., Urban Edge Properties and Urban Edge Properties LP†
3.1	Form of Declaration of Trust of Urban Edge Properties, as amended and restated†
3.2	Form of Amended and Restated Bylaws of Urban Edge Properties†
10.1	Form of Limited Partnership Agreement of Urban Edge Properties LP†
10.2	Form of Transition Services Agreement by and between Vornado Realty Trust and Urban Edge Properties†
10.3	Form of Tax Matters Agreement by and between Vornado Realty Trust and Urban Edge Properties†
10.4	Form of Employee Matters Agreement by and between Vornado Realty Trust, Vornado Realty L.P., Urban Edge Properties and Urban Edge Properties LP†
10.5	Loan and Security Agreement, between the Individual Borrowers party thereto, Towson VF L.L.C. and Vornado Finance II L.P., dated August 18, 2010†
10.6	Loan Agreement between VNO Bergen Mall Owner LLC and Wells Fargo Bank, National Association, dated March 25, 2013†
10.7	Amended and Restated Employment Agreement between Vornado Realty Trust and Jeffrey Olson**
10.8	Form of Indemnification Agreement between Urban Edge Properties and each of its trustees and executive officers**
10.9	Form of Urban Edge Properties 2015 Omnibus Share Plan**
10.10	Form of Revolving Credit Agreement among Urban Edge Properties LP, as Borrower, the Banks party thereto, and Wells Fargo Bank, National Association, as Administrative Agent**
21.1	Subsidiaries of Urban Edge Properties**
99.1	Information Statement of Urban Edge Properties, preliminary and subject to completion, dated December 11, 2014**

**
Filed herewith.

†
Previously filed.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

URBAN EDGE PROPERTIES
By:	/s/ Stephen W. Theriot Name: Stephen W. Theriot Title: Treasurer

Date: December 11, 2014

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URBAN EDGE PROPERTIES INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES